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                                                                     EXHIBIT 1.1

                                 RADIO ONE, INC.

                               RADIO ONE TRUST I*
                               RADIO ONE TRUST II*

                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------

         1. Introductory. Radio One, Inc.*, a Delaware corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured debt securities, preferred stock and Class D Common Stock, par value $.001 per share, of the Company ("Common Stock"), warrants, stock purchase contracts, stock purchase units and trust preferred securities (the "Trust Preferred Securities") registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities constituting debt securities will be issued under one or more of the following indentures as follows: (i) the 8 7/8% Senior Subordinated Notes due 2011, by and among the Company, its guarantee subsidiaries and The Bank of New York, as trustee, as amended by that First Supplemental Indenture dated August 10, 2001 and Second Supplemental Indenture dated December 31, 2001 (the "8 7/8% Indenture"); (ii) the form of new senior debt indenture, between the Company and Wilmington Trust Company (the "Senior Debt Indenture"); (iii) the form of new subordinated debt indenture, between the Company and Wilmington Trust Company (the "Subordinated Debt Indenture"); and (iv) the form of new junior subordinated debenture indenture, between the Company and Wilmington Trust Company (the "Junior Subordinated Indenture"), each of the 8 7/8% Indenture, the Senior Debt Indenture, the Subordinated Debt Indenture and the Junior Subordinated Indenture, (an "Indenture"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in
Section 3, for resale in accordance with the terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(e) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company [and the Radio One Trusts]. The Company [and the Radio One Trusts, jointly and severally,] as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

__________________
* If any trust preferred securities are issued, then Radio One Trust I, a Delaware statutory business trust, and/or Radio One Trust II, a Delaware statutory business trust, as the case may be (together, the "Radio One Trusts"), shall be added as a party (or parties) to the final Underwriting Agreement. The bracketed language in this form of Underwriting Agreement will be included if both Radio One Trusts are parties to the final Underwriting Agreement. If only one of the Radio One Trusts is a party, the bracketed language will be modified appropriately.


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             (a) A registration statement (No. 333- ), including two
         prospectuses, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectuses included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock [or Trust Preferred Securities]) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, are hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

             (b) On the effective date of the Registration Statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

             (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, [to hold the common securities of the Radio One Trusts (the "Trust Common Securities"), to issue, deliver and perform its obligations under the Trust Agreements (as defined below)]; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

             (d) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation (or other entity) in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation (or other entity) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other equity interests) of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (if applicable); and, except as disclosed in the Prospectus, the capital stock (or other equity interests) of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

             [(e) Each of the Radio One Trusts has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with trust power and authority to own property and conduct its


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         business as described in the Prospectus; each of the Radio One Trusts has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; each of the Radio One Trusts is not a party to or bound by any agreement or instrument other than this Agreement, the applicable Amended and Restated Trust Agreement dated as of _________ (the "Trust Agreement") among the Company, Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee") and the individuals named therein as the administrative trustees (the "Administrative Trustees"), and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Radio One Trust, and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; each of the Radio One Trusts has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreements described in the Prospectus; each of the Radio One Trusts is not a party or subject to any action, suit or proceeding of any nature; each of the Radio One Trusts is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; each of the Radio One Trusts does not have any consolidated or unconsolidated subsidiaries; each of the Radio One Trusts is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles; and each of the Radio One Trusts is not required to be authorized to do business in any jurisdiction other than the State of Delaware.]

             [(f) Each of the Trust Agreements has been duly authorized, and when executed and delivered by the Company, as Sponsor, and the Administrative Trustees, and, assuming due authorization, execution and delivery of the Trust Agreements by the Property Trustee and the Delaware Trustee, will constitute a valid and legally binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (collectively, the "Bankruptcy Exceptions"), and will conform to the description thereof contained in the Prospectus. Each of the Administrative Trustees currently is an employee of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Trust Agreements.]

             [(g) Each of the Trust Preferred Securities Guarantee Agreements (the "Guarantee Agreements") between the Company and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee"), has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions, and will conform to the description thereof contained in the Prospectus.]

             (h) If the Offered Securities are debt securities: the applicable Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the applicable Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the applicable Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy Exceptions.


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             (i)  If the Offered Securities are preferred stock: the Offered
         Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

             (j) If the Offered Securities are Common Stock: the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock.

             (k) If the Offered Securities are convertible: when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Common Stock in accordance with their terms (if the Offered Securities are preferred stock) or the applicable Indenture (if the Offered Securities are debt securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

             [(l) If the Offered Securities are Trust Preferred Securities:

                           (i) The Trust Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the applicable Radio One Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Radio One Trust and will conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Trust Common Securities is not subject to preemptive or other similar rights. At the Closing Date all of the issued and outstanding Trust Common Securities of the applicable Radio One Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

                           (ii) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor as provided herein, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Radio One Trust and will conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Trust Preferred Securities will not be subject to preemptive or other similar rights.

                           (iii) The junior subordinated debentures (the "Junior
                     Subordinated Debentures") have been duly authorized by the
                  Company and, at the Closing, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the


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                 Company in accordance with their terms, subject to the
                 Bankruptcy Exceptions; and the Junior Subordinated Debentures will be in the forms contemplated by, and entitled to the benefits of, the Junior Subordinated Indenture and will conform in all material respects to the descriptions thereof in the Prospectus.]

             (m) If the Offered Securities are Common Stock or are convertible into Common Stock: except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

             (n) If the Offered Securities are Common Stock or are convertible into Common Stock: except as disclosed in the Prospectus and except for the Registration Rights Agreement dated as of February 7, 2001 by and among the Company and the Stockholders (as defined therein) and except as disclosed on Schedule 2(m) attached hereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any Common Stock or convertible security of the Company owned or to be owned by such person or to require the Company to include such Common Stock or convertible security in the securities registered pursuant to the Registration Statement or in any Common Stock or convertible security being registered pursuant to any other registration statement filed by the Company under the Act.

             (o) No consent, approval, authorization, or order of, or filing with, any governmental agency or body including, without limitation, the Federal Communications Commission ("FCC") or any court or other person is required to be obtained or made by the Company [or the Radio One Trusts] for the execution and delivery of this Agreement and consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws.

             (p) The execution, delivery and performance of the applicable Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement), [the Trust Agreements, the Guarantee Agreements], and any Delayed Delivery Contracts, and [the issuance of Trust Common Securities and Trust Preferred Securities by each of the Radio One Trusts, the issuance of the Junior Subordinated Debentures by the Company,] the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock [or Trust Preferred Securities], compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body (including, without limitation, any order of the FCC published or otherwise known to the Company) or any court, domestic or foreign, having jurisdiction over the Company [or the Radio One Trusts] or any subsidiary of the Company [or the Radio One Trusts] or any of their properties, or any agreement or instrument to which the Company [or the Radio One Trusts] or any such subsidiary is a party or by which the Company [or the Radio One Trusts] or any such subsidiary is bound or to which any of the properties of the Company [or the Radio One Trusts] or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary [or the Trust Agreements], and the Company [and the Radio One Trusts have] [has] full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement). [Each of the Radio One Trusts has full power and authority to authorize, issue and sell the Trust Common Securities and the Trust Preferred Securities, and the Company has full power and authority to authorize, issue and sell the Junior Subordinated Debentures.]


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             (q) The Terms Agreement (including the provisions of this
         Agreement) has been duly authorized, executed and delivered by the Company [and the Radio One Trusts] and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

             (r) Except as disclosed in the Prospectus, the Company, [and] its subsidiaries [and the Radio One Trusts] have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company, [and] its subsidiaries [and the Radio One Trusts] hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

             (s) The Company and its subsidiaries possess adequate certificates, authorities or permits and hold all necessary licenses issued by appropriate governmental agencies or bodies (including, without limitation, licenses issued by the FCC) necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license that, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any material requirement of any Federal Communications Law or any published order of any court or administrative agency or authority relating thereto, where such violation, individually, or in the aggregate would have a Material Adverse Effect or would result in a revocation, or non-renewal of, any of the main commercial radio station licenses issued by the FCC and held by the Company and the identified subsidiaries as specified in Attachment I to the Terms Agreement (the "FCC Licenses"), other than as disclosed in the Registration Statement or Prospectus.

             (t) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

             (u) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

             (v) Each of the Company, [and] its subsidiaries [and the Radio One Trusts] has filed all necessary federal, state, local and foreign income and franchise tax returns that are required to be filed, except where the failure to file such returns would not have a Material Adverse Effect and each of the Company, [and] its subsidiaries [and the Radio One Trusts] has paid all taxes shown as due thereon, except for any assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided or as described in the Prospectus.

             (w) Except as disclosed in the Prospectus, the Company, [and] its subsidiaries [and the Radio One Trusts] are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), do not own


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         or operate any real property contaminated with any substance that is subject to any environmental laws, are not liable for any off-site disposal or contamination pursuant to any environmental laws, or are not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

             (x) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings, inquiries or investigations before or brought by any court or governmental agency or body (including without limitation, the FCC) against or affecting the Company, any of its subsidiaries[, the Radio One Trusts] or any of their respective properties that, if determined adversely to the Company, [or] any of its subsidiaries [or the Radio One Trusts], would individually or in the aggregate have a Material Adverse Effect, would result in the revocation or non-renewal of any of the FCC Licenses or would materially and adversely affect the ability of the Company [or the Radio One Trusts] to perform their obligations under the applicable Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement), [the Trust Agreements, the Guarantee Agreements] or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge [or the Radio One Trusts' knowledge], contemplated.

             (y) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in the Registration Statement and Prospectus: the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

             (z) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (aa) The Company [and each Radio One Trust] is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

             (bb) Each of the Company, [and] its subsidiaries [and the Radio One Trusts] (i) make and keep accurate books and records and (ii) maintain internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain profitability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.


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             (cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below), the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock [or Trust Preferred Securities]) the terms of the Offered Securities not already specified (in the applicable Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

         If the Offered Securities are debt securities and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of ______ at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. Certain Agreements of the Company [and the Radio One Trusts]. The Company [and the Radio One Trusts, jointly and severally] agree[s] with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

             (a) The Company [and the Radio One Trusts] will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

             (b) The Company [and the Radio One Trusts] will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company [and the Radio One Trusts] will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

             (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company [and the Radio One Trusts] promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

             (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

             (e) The Company [and the Radio One Trusts] will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

             (f) The Company [and the Radio One Trusts] will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are debt securities or preferred stock [or Trust Preferred Securities]) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

             (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

             (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and (if the Offered Securities are debt securities or preferred stock [or Trust Preferred Securities]) any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or preferred stock [or Trust Preferred Securities]), for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company [or the Radio One Trusts] in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

             (i) If the Offered Securities are debt securities or preferred stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

             (j) If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

             [(k) If the Offered Securities are Trust Preferred Securities, the Company and the applicable Radio One Trust will not offer, sell, contract to sell or otherwise dispose of any Trust Preferred Securities, Junior Subordinated Debentures, any other beneficial interests in the applicable Radio One Trust, or any other securities that are substantially similar to the Trust Preferred Securities or Junior Subordinated Debentures, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive Trust Preferred Securities, Junior Subordinated Debentures or any such substantially similar securities, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.]

             [(l) Each of the Radio One Trusts will use the net proceeds received by it from the sale of the Trust Preferred Securities, and the Company will use the proceeds received by it from the sale of the Junior Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."]

             [(m) The Company will use its best efforts to cause the Trust Preferred Securities to be listed on the ____________ Exchange, subject to official notice of issuance.]

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company [and the Radio One Trusts] herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company [and the Radio One Trusts] of [its] obligations hereunder and to the following additional conditions precedent:

             (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements, if
                           any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net broadcasting revenue or net operating income in the total or (if the Offered Securities are Common Stock or are convertible into Common Stock) per share amounts of consolidated income before extraordinary items or net income or (if the Offered Securities are debt securities) in the ratio of earnings to fixed charges or (if the Offered Securities are preferred stock) in the ratio of earnings to fixed charges and preferred stock dividends combined;

                  except in all cases set forth in clauses (B), (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                      (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

                      (v)  they have

                                    (A) Read the unaudited pro forma
                           consolidated balance sheet and the unaudited pro forma consolidated statement of operations and other data included in the Registration Statement.

                                    (B) Inquired of certain officials of the
                           Company and the companies being acquired who have responsibility for financial and accounting matters about

                                             (x) The basis for their
                                                 determination of the pro forma
                                                 adjustments, and

                                             (y) Whether the unaudited pro forma
                                                 condensed consolidated
                                                 financial statements referred
                                                 to in Section 5(a) comply as to
                                                 form in all material respects
                                                 with the applicable accounting
                                                 requirements of rule 11-02 of
                                                 Regulation S-X.

                                    (C) Proved the arithmetic accuracy of the
                           application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

                           The foregoing procedures by Arthur Andersen LLP are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, they do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, they make no representation about the sufficiency of such procedures for the Underwriters' purposes; and

                      (vi) Nothing came to their attention as a result of the
                  procedures specified in paragraph (v), however, that caused them to believe that the unaudited pro forma consolidated financial statements referred to in (v) included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had they performed additional procedures or had they made an examination of the pro forma condensed consolidated financial statements, other matters might have come to their attention that would have been reported to the Underwriters.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) On or prior to the date of the Terms Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, a letter, in form and substance satisfactory to the Representatives, dated the date of delivery thereof, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to certain financial statements and certain financial information contained in the Prospectus.

                  (c) On or prior to the date of the Terms Agreement, the Representatives shall have received from the Chief Financial Officer of the Company, a certificate, in form and substance satisfactory to the Representatives, dated the date of delivery thereof, containing representations with respect to the weighted average exercise price in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders and to certain other agreed upon information.


                  (d) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company [, the Radio One Trusts] or any Underwriter, shall be contemplated by the Commission.

                  (e) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (f) The Representatives shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel for the Company, to the effect that:

                                    (i) Each of the Company and its subsidiaries
                        is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, the Company has the full corporate power to enter into and perform its obligations hereunder and the Company and each of its subsidiaries has the corporate power to own and lease its properties and to carry on its business as it is currently being conducted.

                                    (ii)   The Company and each of its
                        subsidiaries is duly qualified to do business as a foreign corporation in and is in good standing in each jurisdiction listed opposite its name on Attachment I hereto.

                                    (iii)  All of the issued and outstanding
                        shares of capital stock of, or other ownership interests in, each of the subsidiaries listed on Attachment II have been duly authorized and validly issued and are fully paid and nonassessable, and to such counsel's knowledge, all such shares are owned, directly or through wholly owned subsidiaries of the Company, by the Company, free and clear of any lien, except as described in the Prospectus.

                                    (iv)   The Company's authorized capital
                        stock conforms as to legal matters to the description thereof contained in the Prospectus.

                                    [(v)   The Junior Subordinated Debentures
                        have been duly authorized, executed and delivered by the Company, conform in all material respects to the description thereof contained in the Prospectus and, assuming due authentification thereof by the Trustee and payment and delivery as provided in the Terms Agreement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions.]

                                    [(vi)  The "Guarantee" Agreements have been
                        duly authorized, executed and delivered by the Company, conform in all material respects to the description thereof contained in the Prospectus and have been duly qualified under the Trust Indenture Act.]

                                    [(vii) The Trust Agreements have been duly
                        authorized, executed and delivered by the Company in its capacity as sponsor thereunder, conform in all material respects to the description thereof contained in the Prospectus and have been duly qualified under the Trust Indenture Act.]

                                    (viii) If the Offered Securities are debt
                        securities: the applicable Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the Bankruptcy Exceptions; the Offered Securities, other than the Contract Securities, have been duly authorized and executed and authenticated; the Offered Securities, other than any Contract Securities, when issued and delivered in the manner provided in the applicable Indenture, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Bankruptcy Exceptions; the Contract Securities, when issued, delivered and sold pursuant to the Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Bankruptcy Exceptions; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued, delivered and sold will conform to the description thereof contained in the Prospectus;

                                    (ix)   If the Offered Securities are
                        preferred stock: the Offered Securities have been duly authorized and when issued and delivered against payment therefor in accordance with this Agreement, the Offered Securities other than any Contract Securities will have been validly issued, fully paid and nonassessable; any Contract Securities, when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and nonassessable; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued, delivered and sold, will conform, to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                                    (x)    If the Offered Securities are Common
                        Stock: the Offered Securities and all other outstanding shares of the Common Stock have been duly authorized and when issued and delivered against payment therefor in accordance with this Agreement, will have been validly issued, fully paid and nonassessable; and the Offered Securities conform to the description thereof contained in the Prospectus; and to such counsel's knowledge, are not subject to any preemptive or similar rights with respect to the Offered Securities;

                                    (xi)   If the Offered Securities are
                        convertible: the Offered Securities other than any Contract Securities are, and any Contract Securities, when (if the Offered Securities are debt securities) executed, authenticated, issued and delivered in the manner provided in the applicable Indenture and sold pursuant to Delayed Delivery Contracts or (if the Offered Securities are preferred stock) when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock in accordance with (if they are debt securities) the applicable Indenture or (if they are preferred stock) their terms; the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and to such counsel's knowledge, are not subject to any preemptive or similar rights with respect to the Common Stock;

                                    (xii)  If the Offered Securities are not
                        Trust Preferred Securities: no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws;

                                    (xiii) The Company's execution, delivery and
                        performance of the applicable Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and the Company's compliance with all of the provisions thereof, including the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock any Delayed Delivery Contracts, and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock [or Trust Preferred Securities], compliance with the terms and provisions thereof will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries [or the

                        Trust Agreements], (ii) breach or result in a default under, any existing obligation of the Company [or the Radio One Trusts] under, or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a lien with respect to, any of the agreements listed as an exhibit to the Registration Statement, (iii) to such counsel's knowledge, breach or otherwise violate any provisions in any order, writ, judgment or decree of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company [or a Radio One Trust] or any of their properties, or (iv) constitute a violation by the Company of any applicable provision of any law, statute or regulation covered by this opinion and the Company [and the Radio One Trusts] [has] full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                                    (xiv)  Such counsel has no knowledge about
                        any legal or governmental proceeding that is pending or threatened against the Company [or a Radio One Trust] that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed;

                                    (xv)   To such counsel's knowledge, there
                        are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for any capital stock of the Company, except as described in the Prospectus.

                                    (xvi)  The Registration Statement has become
                        effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, if the Offered Securities are debt securities, the Trust Indenture Act, and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                                    (xvii)   If the Offered Securities are not
                        Trust Preferred Securities: the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts, have been duly authorized, executed and delivered by the Company.

                                    [(xviii) If the Offered Securities are Trust
                        Preferred Securities: the Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company, and duly executed and delivered by the Radio One Trusts.]

                                    [(xix)   Each of the Radio One Trusts will
                        be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation; the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes; [and subject to the qualifications and limitations set forth therein, the statements set forth in the Prospectus under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.]

                  (g) The Representatives shall have received an opinion, dated the Closing Date, from Davis Wright Tremaine LLP, FCC counsel to the Company, to the effect that:

                                    (i)      The information in the Prospectus
                        under the caption "Risk Factors- Government Regulation," to the extent that such information constitutes a summary of the Communications Act of 1934, as amended, and the rules, regulations and published administrative orders promulgated thereunder (collectively, the "Federal Communications Laws") has been received by such counsel and is correct in all material respects.

                                    (ii)     Except as previously made or
                        obtained, or as disclosed in the Prospectus, as the case may be, no filing or registration with, or authorization, approval, consent, license, order, qualification or decree of any court or administrative agency or authority is necessary or required under the Federal Communications Laws to be obtained or made by the Company or any subsidiary of the Company in connection with the execution or delivery by the Company of the Terms Agreement (including the provisions of this Agreement), the performance by the Company of the transactions contemplated thereby or the offering, issuance or sale of the Offered Securities, or the public offering thereof by the Underwriters, as applicable, all as of the Closing Date.

                                    (iii)    To their knowledge, neither the
                        Company nor any of its subsidiaries is in violation in any material respect of any Federal Communications Law or in violation of any published order of any court or administrative agency or authority relating thereto, where such violation (individually, or in the aggregate,) would have a Material Adverse Effect or would result in revocation, or non renewal of, any of the FCC Licenses, other than as disclosed in the Registration Statement or Prospectus.

                                    (iv)     The Company and the identified
                        subsidiaries are the holders of the FCC Licenses, all of which are in full force and effect, for the maximum term customarily issued, with no material conditions, restrictions or qualifications other than as described in the Prospectus or that appear in the ordinary course in the FCC Licenses, and to their knowledge, such FCC Licenses constitute all of the commercial radio station licenses necessary for the Company and the subsidiaries to own their properties and to conduct their businesses in the manner and to the full extent now operated as described in the Prospectus. To their knowledge there are no facts or circumstances which would justify the Commission denying pending applications for assignment of any of the main commercial radio station licenses issued by the FCC and held by the Company and the identified subsidiaries as specified in Attachment II to the Terms Agreement (the "Current FCC Licenses") or approving the assignment for less than the maximum term customarily issued, or with material conditions, restrictions or qualifications other than as described in the Prospectus.

                                    (v)    The execution, delivery and
                        performance of this Agreement, the issuance of the Offered Securities to be sold by the Company, the sale of the Offered Securities by the Company and the public offering thereof by the Underwriters, do not and will not violate any of the terms or provisions of, or constitute a default under (A) the Federal Communications Laws or (B) the FCC Licenses held by the Company or any subsidiary of the Company.

                                    (vi)   There are no published or, to their
                        knowledge, unpublished FCC orders, decrees or rulings outstanding against the Company or any of its subsidiaries or any pending or threatened actions, suits or proceedings against the Company or any of its subsidiaries by or before the FCC that seek to revoke, or if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or would result in a revocation or non-renewal of any of the FCC Licenses, other than as disclosed in the Registration Statement or Prospectus.

                   [(h) The Representatives shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Company and the Radio One Trusts, to the effect that:]

                                    [(i)   Each Radio One Trust has been duly
                        created and is validly existing in good standing as a business trust under the Delaware Business Trust Act; and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; and under the Trust Agreement and the Delaware Business Trust Act, each Radio One Trust has the trust power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Terms Agreement, the Trust Preferred Securities and the Trust Common Securities.]

                                    [(ii)  Assuming due authorization, execution
                        and delivery of each of the Trust Agreements by the Property Trustee and the Delaware Trustee, each of the Trust Agreements constitutes a valid and legally binding obligation of the Company and the Administrative Trustees, and is enforceable against the Company and the Administrative Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon such Trust Agreement of the Bankruptcy Exceptions.]

                                    [(iii) Assuming due authorization, execution
                        and delivery of each of the Guarantee Agreements by the Guarantee Trustee, each of the Guarantee Agreements constitutes a valid and legally binding obligation of the Company, and is enforceable against the Company in accordance with its terms, subject, as to enforcement, to the effect upon such Guarantee Agreement of the Bankruptcy Exceptions.]

                                    [(iv)   Under the Delaware Business Trust
                        Act and the Trust Agreement, each Radio One Trust has the trust power and authority (i) to execute and deliver and to perform its obligations under, the Terms Agreement and (ii) to execute and deliver the Trust Preferred Securities.]

                                    [(v)    The Trust Preferred Securities have
                        been duly authorized by the Trust Agreements and, when issued and delivered against payment therefor as described in the Prospectus, the Trust Preferred Securities will be duly and validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of the applicable Radio One Trust; the holders of the Trust Preferred Securities will be entitled to the benefits of the Trust Agreements and, as beneficial owners of each of the Radio One Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Offered Securities will be subject to the withholding provisions of Section ___ of the Trust Agreements and will be required to make payment or provide indemnity or security in connection with taxes or governmental charges arising from transfers or exchanges of certificates for Offered Securities and the issuance of replacement certificates for the Trust Preferred Securities, and to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement, all as set forth in the Trust Agreements).]

                                    [(vi)   Under the Delaware Business Trust
                        Act and the Trust Agreements, all necessary trust action has been taken to duly authorize the execution and delivery by each of the Radio One Trusts of this Agreement and the performance by each of the Radio One Trusts of its obligations thereunder.]

                                    [(vii)  Under the Delaware Business Trust
                        Act and the Trust Agreements, the issuance of the Offered Securities is not subject to preemptive rights.]

                                    [(viii) The issuance by each of the Radio
                        One Trusts of the Trust Preferred Securities, the sale by the Radio One Trusts of the Trust Preferred Securities, the execution, delivery and performance by each of the Radio One Trusts of this Agreement, the consummation by each of the Radio One Trusts of the transactions contemplated by this Agreement, the compliance by each of the Radio One Trusts with its obligations thereunder and the performance by the Company, as sponsor, of its obligations under the Trust Agreements (A) do not violate (i) any of the provisions of the [Certificate of Trust] or the Trust Agreement or
                        (ii) any applicable Delaware law or administrative regulation and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (other that as may be required under the securities or blue sky laws of the State of Delaware, as to which such counsel need express no opinion).]

                                    [(ix) Assuming that each of the Radio One
                        Trusts derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Offered Securities (other than those holders of Offered Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in either of the Radio One Trusts, and each of the Radio One Trusts will not be liable for any income tax imposed by the State of Delaware.]

                                    [(x)  No authorization, approval, consent or
                        order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by each of the Radio One Trusts solely as a result of the issuance and sale of the Trust Preferred Securities.]

                                    [(xi) The Terms Agreement (including the
                        provisions of this Agreement) has been duly authorized by the Radio One Trusts.]

                  (i) The Representatives shall have received from Skadden, Arps, Slate, Meagher and Flom, LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (j) The Representatives shall have received from each officer, director and certain other stockholders of the Company in form and substance satisfactory to the Representatives a letter agreement stating that such stockholder agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap hedge or other arrangement for a period of time specified under "Blackout" in the Terms Agreement, without, in each case, the prior written consent of Underwriter. Any Securities received upon exercise of options granted to the stockholder executing such Agreement will also be subject to such Agreement.

                  (k) The Representatives shall have received a certificate, dated as of the Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (l) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  (m) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  (n) The Representatives shall have received a certificate, dated the Closing Date, of the Chief Financial Officer of the Company which meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  (o) The Representatives shall have received a certificate, dated the Closing Date, of the Administrative Trustees of the Radio One Trusts in which such trustees, to their knowledge, shall state that the representations and warranties of the Radio One Trusts in this Agreement are true and correct and that each of the Radio One Trusts has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company [and the Radio One Trusts, jointly and severally,] will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in this Agreement, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and other persons for any legal or other expenses reasonably incurred by such Underwriter and other persons in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company [and the Radio One Trusts], their directors and officers and each person, if any, who controls the Company [and the Radio One Trusts] within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company [or the Radio One Trusts] may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company [or the Radio One Trusts] by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company [or the Radio One Trusts] in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company [and the Radio One Trusts] on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company [and the Radio One Trusts] bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company [and the Radio One Trusts] or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company [and the Radio One Trusts] under this Section shall be in addition to any liability which the Company [or the Radio One Trusts] may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company [and the Radio One Trusts], to each officer of the Company [and the Radio One Trusts] who has signed the Registration Statement and to each person, if any, who controls the Company [or the Radio One Trusts] within the meaning of the Act.

         (f) The Company agrees to indemnify each of the Radio One Trusts against all loss, liability, claim, damage and expense whatsoever, as due from each of the Radio One Trusts under Section 6(a).

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock [or Trust Preferred Securities]) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock [or Trust Preferred Securities]) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company [and the Radio One Trusts] for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock [or Trust Preferred Securities]) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock [or Trust Preferred Securities]) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company [and the Radio One Trusts] for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company [or the Radio One Trusts], except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or preferred stock [or Trust Preferred Securities], the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts (if debt securities) or numbers of shares

(if preferred stock [or Trust Preferred Securities]) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company [, the Radio One Trusts] or their officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company[, each of the Radio One Trusts] or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company [and the Radio One Trusts] shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company[, the Radio One Trusts] and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(e), the Company [and the Radio One Trusts] will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company [or the Radio One Trusts], will be mailed, delivered or telegraphed and confirmed to it at Radio One, Inc., 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, MD 20706, Attention: Linda J. Eckard Vilardo, Esq.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company [, each of the Radio One Trusts] and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company [and the Radio One Trusts] hereby submit[s] to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                                                         ANNEX I

        (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
             New York time, on............................ , /(1)/)

                            DELAYED DELIVERY CONTRACT
                            -------------------------

                                        [Insert date of initial public offering]

[Insert Name of Issuer]
   c/o [Insert Name of Underwriter]

Gentlemen:

     The undersigned hereby agrees to purchase from        , a       corporation
("Company"), and the Company agrees to sell to the undersigned, [If one delayed
closing, insert--as of the date hereof, for delivery on    , ("Delivery Date"),]

                               [$]........[shares]

[principal amount] of the Company's [Insert title of securities] ("Securities"),
offered by the Company's Prospectus dated      ,     and a Prospectus Supplement
dated          ,   relating thereto, receipt of copies of which is hereby
acknowledged, at [ % of the principal amount thereof plus accrued interest, if
any,] [$   per share plus accrued dividends, if any], and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

     [If two or more delayed closings, insert the following:

     The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the [principal amounts] [amounts] set forth below:

                                                   Principal Amount
                                                   ----------------

                                                        Number
                   Delivery Date                       of Shares
                   -------------                       ---------

             _________________________                 _________

             _________________________                 _________

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

     Payment for the Securities that the undersigned has agreed to purchase for delivery on each Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to
an account designated by the Company, at the office of        at       A.M. on
the such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive [If debt issue, insert--fully registered] form and in such

_____________________

       /(1)/ Insert date which is third full business day prior to Closing Date under the Terms Agreement.

denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the such Delivery Date.

     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total [principal amount] [number of shares] of the Securities less the [principal amount] [number of shares] thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copies of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                   Yours very truly,



                                       _________________________________________
                                                     (Name of Purchaser)


                                       By ______________________________________

                                          ______________________________________
                                                     (Title of Signatory)


                                          ______________________________________

                                          ______________________________________
                                                     (Address of Purchaser)



Accepted, as of the above date.



[INSERT NAME OF ISSUER]

By ___________________
        [Insert Title]